EX-99.906CERT

Certification Under Section 906

of the Sarbanes-Oxley Act of 2002

James A. McNamara, President/Chief Executive Officer, and Joseph F. DiMaria, Principal Financial Officer of the Goldman Sachs ETF Trust II (the “Registrant”), each certify to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2024 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Chief Executive Officer	Principal Financial Officer

Goldman Sachs ETF Trust II	Goldman Sachs ETF Trust II

/s/ James A. McNamara	/s/ Joseph F. DiMaria

James A. McNamara	Joseph F. DiMaria

Date: November 5, 2024	Date: November 5, 2024

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.